UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 2, 2004
(Date of earliest event reported)

MarketWatch, Inc.
(formerly MarketWatch.com, Inc.)
(Exact name of Registrant as specified in its charter)

Delaware	000-50562	27-0064104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

825 Battery Street
San Francisco, California    94111
(Address of principal executive offices including zip code)

(415) 733-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01    Entry into a Material Definitive Agreement.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors;
                  Appointment of Principal Officers.

Item 9.01    Financial Statements and Exhibits.

Signatures

Exhibit Index

(c) Exhibit 99.1    Press Release dated September 2, 2004.

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In connection with the appointment of Paul J. Mattison as the new Chief Financial Officer of MarketWatch, Inc. (the "Company"), as further discussed in Item 5.02 below, on August 27, 2004, the Company entered into a letter agreement with Mr. Mattison that provides for his employment on an at will basis. Pursuant to the letter agreement, Mr. Mattison is to receive an annual salary of $275,000. Mr. Mattison is also eligible to receive an annual bonus of up to fifty percent of his then applicable base salary, 25% of which may be awarded in the discretion of the Company's Board of Directors or the Compensation Committee, and 25% of which may be awarded based on the achievement of annual financial objectives established by the Board of Directors. Additionally, under the letter agreement, the Company will recommend to the Compensation Committee that Mr. Mattison be granted an option to purchase up to 200,000 shares of Common Stock of the Company, of which one third of the shares will vest on each of the first three anniversaries of his start date. In the event Mr. Mattison's employment is terminated without cause, and such termination occurs within twelve months after commencement of employment, 35,000 shares of Mr. Mattison's unvested options shall automatically become fully vested and exercisable. In addition, Mr. Mattison shall receive three months salary continuation if his employment is terminated within six months of commencement; six months salary continuation if his employment is terminated after six months but within nine months of commencement; nine months salary continuation if his employment is terminated after nine months but within one year of commencement; and 12 months salary if his employment is terminated after twelve months of commencement.

In connection with her continued service as an employee of the Company for a one month period following her resignation as Chief Financial Officer, as further discussed in Item 5.02 below, on September 2, 2004, the Company entered into a letter agreement with Joan P. Platt that provides for, among other things, her continued employment with the Company until October 8, 2004. Ms. Platt's responsibilities during her one month period of continued employment include assisting in the smooth transition of her position to Mr. Mattison and such other duties as are mutually agreed upon between her and the Company.

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) Joan P. Platt has resigned as Chief Financial Officer of the Company, effective as of September 7, 2004. Ms. Platt's decision was based upon personal considerations and is unrelated in any manner to any past, present or contemplated accounting or finance issue or to any disagreement over accounting treatment or policy. Ms. Platt will continue to serve as an employee of the Company for a one month period following her resignation. The terms and conditions of her continued employment for that one month period are set forth in Item 1.01 above.

(c) Paul J. Mattison, 45, has been named as the Company's new Chief Financial Officer, effective September 7, 2004. The Company's press release announcing Mr. Mattison's appointment is attached as Exhibit 99.1 to this Current Report.

Mr. Mattison was Chief Operating Officer and Chief Financial Officer of FAME Information Services Inc., a data management licensing business, from December 1999 to August 2004, where he oversaw the financial and professional services business and corporate development of the company prior to its sale to Sungard, Inc. Prior to FAME, Mr. Mattison was Chief Financial Officer of the Thomson Corporation's RIA Group. Before joining the RIA Group, Mr. Mattison was Executive Vice President and Chief Financial Officer of Thomson Corporation's business magazine division, Faulkner & Gray.

The terms and conditions of Mr. Mattison's employment as the new Chief Financial Officer of the Company are set forth in Item 1.01 above.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company, dated September 2, 2004, announcing Joan P. Platt's resignation and appointment of Paul J. Mattison as the new Chief Financial Officer. PDF

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

MarketWatch, Inc.

By:	/s/ Douglas S. Appleton

Name: Douglas S. Appleton
Title: General Counsel and Secretary

Dated: September 8, 2004